UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2011

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

On November 11, 2011, Great Lakes Dredge & Dock Corporation (the “Company”) entered into a seventh amendment to third amended and restated underwriting and continuing indemnity agreement (the “Bonding Agreement Seventh Amendment”) with its bonding company. This amendment is filed as Exhibit 10.1 hereto. The Bonding Agreement Seventh Amendment provides, among other things, for the removal of a requirement for additional collateral when outstanding credit exposure under its Credit Agreement dated as of June 12, 2007 (as amended, restated, supplemented or otherwise previously modified, the “Credit Agreement”) exceeds $25 million. Such requirement for additional collateral, when applicable, would have required the Company to provide, at the bonding company’s request, $20 million of additional collateral (in cash or an irrevocable letter of credit, at the Company’s discretion).

Thereafter, the Company entered into an Amendment No. 5 to the Credit Agreement (“Credit Agreement Amendment No. 5”) dated November 14, 2011 with the other Loan Parties, the Lenders, and Bank of America, N.A. (as successor by merger to LaSalle Bank National Association) as Swing Line Lender, Issuing Lender and Administrative Agent. Credit Agreement Amendment No. 5 amends the Credit Agreement to increase the financial letters of credit that are authorized to be issued to $40 million. Previously the Credit Agreement limited the financial letters of credit the Company was allowed to issue to $15 million. In addition, Credit Agreement Amendment No. 5 allows the Company to issue letters of credit with an expiration date past the termination date of the Credit Agreement provided the Company pledges and deposits cash collateral in an amount equal to 105% of the underlying letter of credit obligation.

The foregoing descriptions of the Bonding Agreement Seventh Amendment and the Credit Agreement Amendment No. 5 do not purport to be complete and are qualified in their entirety by reference to the complete text thereof, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

10.1 Seventh Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated as of November 11, 2011, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.

10.2 Amendment No. 5 to Credit Agreement dated as of November 14, 2011 among Great Lakes Dredge & Dock Corporation, the other Loan Parties from time to time party to the Credit Agreement, the Lenders signatory thereto and Bank of America, N.A. (successor by merger to LaSalle Bank National Association) as Swing Line Lender, Issuing Lender and Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

Date: November 16, 2011	/s/ Jonathan W. Berger
Jonathan W. Berger
Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Seventh Amendment to Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated as of November 11, 2011, by and among Great Lakes Dredge & Dock Corporation, certain of its subsidiaries, Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America.

10.2	Amendment No. 5 to Credit Agreement dated as of November 14, 2011 among Great Lakes Dredge & Dock Corporation, the other Loan Parties from time to time party to the Credit Agreement, the Lenders signatory thereto and Bank of America, N.A. (successor by merger to LaSalle Bank National Association) as Swing Line Lender, Issuing Lender and Administrative Agent.